                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):    December 14, 1995
                                                 -------------------------------



                               BE AEROSPACE, INC.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




          Delaware                        0-18348              06-1209796
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(STATE OR OTHER JURISDICTION            (COMMISSION          (IRS EMPLOYER
     OF INCORPORATION)                  FILE NUMBER)       IDENTIFICATION NO.)




                1400 Corporate Center Way, Wellington, FL 33414
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              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)  (ZIP CODE)




REGISTRANT'S TELEPHONE NUMBER:                (407) 791-5000
                                 -----------------------------------------------




                                      N/A
--------------------------------------------------------------------------------
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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ITEM 5.   OTHER EVENTS
          ------------

     On December 14, 1995, BE Aerospace Inc. (the "Company") signed a definitive agreement to acquire all the issued and outstanding capital stock of Burns Aerospace Corporation ("Burns"), a wholly owned subsidiary of Eagle Industries, Inc. The purchase price for Burns is expected to be approximately $42.5 million, all in cash. The acquisition of Burns will be funded with a portion of the proceeds from a planned offering of senior subordinated debt in the aggregate amount of approximately $75 million. Completion of the acquisition is subject to a number of conditions, including the expiration of the waiting period under the Hart-Scott-Rodino Act.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
          ------------------------------------------------------------------

(C)  EXHIBITS:
     --------

     1. Acquisition Agreement dated as of December 14, 1995 by and among the Company, Eagle Industrial Products Corporation, Eagle Industries, Inc. and Great American Management and Investment, Inc. (including an index of schedules thereto).

     2.   Unaudited Pro Forma Combined Financial Information.

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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the under signed hereunto duly authorized.

                                                 BE AEROSPACE, INC.


Date:  December 28, 1995                         By: /s/ Thomas P. McCaffrey
                                                     -------------------------

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

                                 EXHIBIT INDEX


     The following designated exhibits are filed herewith:

                                                                Page Number
                                                                -----------
Exhibit
-------

  1.    Acquisition Agreement dated as of December 14,                5
        1995 by and among the Company, Eagle Industrial
        Products Corporation, Eagle Industries, Inc. and
        Great American Management and Investment, Inc.
        (including an index of schedules thereto).


  2.    Unaudited Pro Forma Combined Financial Information.           63


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